UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 15, 2008
Insure.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26781	36-3299423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8205 South Cass Ave., Darien, IL	60561
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 630-515-0170

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 14, 2008, Compensation Committee of the Board of Directors of Insure.com (the "Company") established the 2008 base salaries for the Company's principal executive officer, principal financial officer and other named executive officers. For 2008, Mr. Bland (the Company's Chief Executive Officer) will be entitled to a base salary of $333,000, Mr. Thoms (the Company's Chief Operating Officer) will be entitled to a base salary of $315,000, Mr. Perillo (the Company's Chief Financial Officer) will be entitled to a base salary of $265,000, Mr. Romito (the Company's Vice President and Chief Information Officer) will be entitled to a base salary of $175,000 and Mr. Claahsen (the Company's Vice President and Corporate Secretary) will be entitled to a base salary of $100,000. At the same meeting, the Company's Compensation Committee established a bonus plan for the above-listed individuals for 2008, pursuant to which each individual will be entitled to receive a cash bonus of $50,000 ($25,000 for Mr. Claahsen) for 2008 if the Company's operating profit for 2008 exceeds a target specified by the Compensation Committee. The maximum total bonus for all such individuals as a group if the Company reaches the operating profit target for 2008 is $225,000.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 15, 2008	By: /s/ PHILLIP A. PERILLO
Phillip A. Perillo
Senior Vice President and Chief Financial Officer